Exhibit 23.4

Consent of Independent Auditor

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-293216) on Form S-4 of Fundrise eREIT, LLC of our report dated April 24, 2025, relating to the consolidated financial statements and the financial statement schedule of Fundrise West Coast Opportunistic REIT, LLC as of December 31, 2024 and for the year then ended appearing in the Joint Information Statement/Prospectus, which is part of this Registration Statement.

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-293216) on Form S-4 of Fundrise eREIT, LLC of our report dated April 30, 2025, relating to the consolidated financial statements and the financial statement schedule of Fundrise East Coast Opportunistic REIT, LLC as of December 31, 2024 and for the year then ended appearing in the Joint Information Statement/Prospectus, which is part of this Registration Statement.

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-293216) on Form S-4 of Fundrise eREIT, LLC of our report dated April 24, 2025, relating to the consolidated financial statements and the financial statement schedule of Fundrise Midland Opportunistic REIT, LLC as of December 31, 2024 and for the year then ended appearing in the Joint Information Statement/Prospectus, which is part of this Registration Statement.

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-293216) on Form S-4 of Fundrise eREIT, LLC of our report dated April 30, 2025, relating to the consolidated financial statements and the financial statement schedule of Fundrise Development eREIT, LLC as of December 31, 2024 and for the year then ended appearing in the Joint Information Statement/Prospectus, which is part of this Registration Statement.

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-293216) on Form S-4 of Fundrise eREIT, LLC of our report dated April 24, 2025, relating to the consolidated financial statements and the financial statement schedule of Fundrise Growth eREIT II, LLC as of December 31, 2024 and for the year then ended appearing in the Joint Information Statement/Prospectus, which is part of this Registration Statement.

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-293216) on Form S-4 of Fundrise eREIT, LLC of our report dated April 24, 2025, relating to the consolidated financial statements of Fundrise Growth eREIT III, LLC as of December 31, 2024 and for the year then ended appearing in the Joint Information Statement/Prospectus, which is part of this Registration Statement.

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-293216) on Form S-4 of Fundrise eREIT, LLC of our report dated April 25, 2025, relating to the consolidated financial statements of Fundrise eFund, LLC as of December 31, 2024 and 2023 and for the years then ended appearing in the Joint Information Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Joint Information Statement/Prospectus.

/s/ RSM US LLP

McLean, Virginia

March 23, 2026